Exhibit 8.1

Subsidiaries of the Registrant

As of March 31, 2016

Wholly-Owned Subsidiaries

1. Harper Capital Inc., a British Virgin Islands company

2. Jiayuan Hong Kong Corporation Limited, a Hong Kong company

3. Hong Kong Miyuan Co., Ltd., a Hong Kong company

4. Miyuan (Shanghai) Information Technology Co., Ltd., a PRC company

5. Beijing Miyuan Information Technology Co., Ltd., a PRC company

Special Purpose Entities and its Subsidiaries Consolidated in the Registrant’s Financial Statement

6. Shanghai Huaqianshu Information Technology Co., Ltd., a PRC company

7. Beijing Huaqianshu Information Technology Co., Ltd., a PRC company

8. Beijing Shiji Xique Information Technology Co., Ltd., a PRC company

9. Shanghai Shiji Jiayuan Matchmaking Services Center, a PRC company

10. Beijing Aizhenxin Information Technology Co., Ltd., a PRC company

11. Beijing Youyue Hudong Information Technology Co., Ltd., a PRC company

12. Beijing Caiyuanlai Investment Administration Co., Ltd., a PRC company

13. Shanghai Tengwan Internet Finance Services Co., Ltd., a PRC company